EXHIBIT 23

                     			 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Rogers Corporation of our report dated February 9, 1994, included in the 1993 Annual Report to Shareholders of Rogers Corporation.

Our audits also included the financial statement schedules of Rogers Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-84992, 33-15119, 33-21121, 33-26177, 33-38219, 33-14347 and
33-44087) pertaining to various stock option and employee savings plans of Rogers Corporation of our report dated February 9, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Rogers Corporation.








                                                     								  ERNST & YOUNG






Providence, Rhode Island
March 25, 1994

                          				       F-10

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